Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Amendment No.1 to Registration Statement on Form SB-2/A for Vertical Branding, Inc. and subsidiaries of our report dated March 27, 2007 on our audit of the consolidated financial statements of Vertical Branding, Inc. and subsidiaries for the year ended December 31, 2006 in the Annual Report on Form 10-KSB for the year ended December 31, 2006. We also Consent to the use of our name as it appears under the caption "Experts".

/s/  Holtz Rubenstein Reminick, LLP

Holtz Rubenstein Reminick, LLP

Melville, New York

April 5, 2007